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                                                                     Exhibit 3.2



                                              Amended Effective November 1, 2000




                                  B Y - L A W S

                            PHELPS DODGE CORPORATION


         ARTICLE I.  NAME, LOCATION and CORPORATE SEAL

         Sec. 1.  The name of this Corporation is PHELPS DODGE CORPORATION.

         Sec. 2. The principal office of the Company shall be in the City of Phoenix, County of Maricopa, State of Arizona. The Company shall also have such other offices, either within or without the United States, and may transact its business at such other places, as the Board of Directors may appoint.

         Sec. 3. The corporate seal of the Company shall have inscribed thereon the name of the corporation, and the year of its creation. It shall be of the form impressed upon the margin hereof. It shall be in charge of the Secretary. A duplicate of the seal may be kept and used by the Treasurer or by any Assistant Secretary or Assistant Treasurer, when so ordered by the Board of Directors.

                                                  (Imprint of corporate seal)



         ARTICLE II. SHAREHOLDERS

         Sec. 1. Annual Meeting. The annual meeting of shareholders shall be held at 12:00 noon on the first Wednesday in May of each year, or at such other time on that day or at such time on such other day as the Board of Directors shall from time to time determine, at the principal office of the Company in the City of Phoenix, County of Maricopa, State of Arizona, or at such other place within or without the State of New York as the Board of Directors shall from time to time determine, for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting.


         The Secretary shall cause to be sent by first class mail or electronically not less than 10 nor more than 60 days before the date of such meeting, a notice thereof addressed to each shareholder of record entitled to vote at such meeting at his or her mailing or electronic address as it appears on the books of the Company. Notice may also be sent by third class mail not less than 24 nor more than 60 days before the date of such meeting. Any previously scheduled annual meeting of shareholders may be postponed by resolution of the Board of Directors upon public announcement of the postponement on or prior to the date previously scheduled for such annual meeting of shareholders.

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         Sec. 2. Special Meetings. Special meetings of the shareholders may be held at the principal office of the Company in the City of Phoenix, County of Maricopa, State of Arizona, or at such other place within or without the State of New York as the Board of Directors or the Chairman of the Board shall from time to time determine, and may be called by vote of a majority of the Board of Directors, or by the Chairman of the Board. Special meetings of the shareholders, or of the holders of a particular class or series of shares, shall also be called when required by the Certificate of Incorporation at the times and in the manner therein set forth.


         Notice of the time, place and purposes of any such special meeting shall be served personally ,sent by first class mail or electronically to each shareholder of record entitled to vote at such meeting, not less than 10 nor more than 60 days before the date of such meeting, at his or her mailing or electronic address as it appears on the books of the Company. Notice may also be sent by third class mail not less than 24 nor more than 60 days before the date of such meeting. A written waiver of notice of any meeting may be made by any shareholder. Any previously scheduled special meeting of the shareholders may be postponed by resolution of the Board of Directors upon public announcement of the postponement on or prior to the date previously scheduled for such special meeting of shareholders.


         Sec. 3. Quorum. At any meeting of shareholders, unless otherwise provided by law or by the Certificate of Incorporation, the holders of shares (of any class) aggregating a majority of the total number of shares of all classes of the Company then issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum, provided that, unless otherwise provided by law or by the Certificate of Incorporation, when a specified item of business is required to be voted on by any one or more of a particular class or series of shares, voting as a separate class, the holders of a majority of the shares so eligible to vote as a separate class shall constitute a quorum for the transaction of such specified item of business.

         The shareholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient shareholders to constitute the remaining shareholders less than a quorum. Whether or not a quorum is present at a meeting, the person presiding at the meeting or the holders of a majority of the shares of all classes of the Company entitled to vote at the meeting so present or represented may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         Sec. 4. Chairman and Secretary. Meetings of shareholders shall be presided over by the Chairman of the Board or, if he is not present, by the President or, if neither of them is present, by a Vice Chairman, or if none of them is present, by a Vice President or, if neither the Chairman of the Board, the President, a Vice Chairman nor a Vice President is present, by a person to be chosen at the meeting. The Secretary of the Company shall act as Secretary at all meetings of the shareholders, but in the absence of the Secretary the presiding officer may appoint any person to act as Secretary of the meeting.


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         Sec. 5. Voting. Except as otherwise provided by law or by the
Certificate of Incorporation, each shareholder entitled to vote at a meeting of shareholders shall be entitled to one vote, in person or by proxy, for each share having voting power held by him or her on the record date for such meeting, as appears on the books of the Company.

         Only the person in whose name shares stand on the books of the Company at the time of closing of the transfer books for such meeting shall be entitled to vote, in person or by proxy, the shares so standing in his or her name.


         The Board of Directors shall have the power and authority to fix a day not less than 10 nor more than 60 days prior to the day of holding any meeting of shareholders, as the day as of which shareholders entitled to notice of and to vote at such meeting shall be determined; and all persons who are holders of record of shares with voting rights on such day, and no others, shall be entitled to notice of and to vote at such meeting.


         Sec. 6. Inspectors of Election. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Thereafter each inspector shall have at such meeting all of the powers and duties provided by law.

         Sec. 7. Business Conducted at Meetings. At an annual meeting of shareholders, only such business may be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (including any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Section 7, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that the date of the annual meeting is scheduled for a day other than the first Wednesday in May in such year and less than 70 days' notice or prior public announcement of the new date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day


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following the day on which such notice of the new date of the annual meeting was mailed or such public announcement was made.(1)

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the shareholder proposing such business, as they appear on the Company's books, and of the beneficial owner, if any, on whose behalf such notice is being given, (c) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and by such beneficial owner, and (d) any material interest in such business of such shareholder or of such beneficial owner.

         At a special meeting of shareholders, only such business may be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be related to the purpose or purposes set forth in the notice of the meeting (including any supplement thereto) given by or at the direction of the Board of Directors or the Chairman of the Board.

         Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 7. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 7,


------------------------
(1) Effective as of the close of business on the day of the May 2001 annual meeting of shareholders of the Company, this sentence shall be amended to read as follows:

               To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Company not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.


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and if the chairman should so determine, he or she shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted. In addition to the provisions of this Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these By-Laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act") and to put before such meeting any proposals so included in the Company's proxy statement at his or her request.

         Sec. 8. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors at any meeting of shareholders held for the election of Directors (an "Election Meeting"). Nominations of persons for election to the Board of Directors of the Company may be made at an Election Meeting by or at the direction of the Board of Directors or by a shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this
Section 8, who is entitled to vote for the election of Directors at such Election Meeting and who complies with the notice procedures set forth in this
Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Company not less than 60 days nor more than 90 days prior to such Election Meeting; provided, however, that in the event the date of the Election Meeting is scheduled for a day other than the first Wednesday in May and less than 70 days' notice or prior public announcement of the date of such Election Meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of such Election Meeting was mailed or such public announcement was made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Company at such Election Meeting is increased or there is a vacancy to be filled at such Election Meeting in a class of Directors whose terms do not expire at such Election Meeting and there is no public announcement at least 70 days prior to such Election Meeting naming all of the nominees for Director or specifying the size of the increased Board of Directors or the number of Directors to be elected, a shareholder's notice required by this
Section 8 shall also be considered timely, but only with respect to nominees for any positions created by such increase or vacancy, if it shall be delivered to or mailed and received at the principal office of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

         Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are owned beneficially by such person and (iv) any other information concerning such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to


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serving as a Director if elected); and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made,
(i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and by such beneficial owner. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

         No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 8. In the event that a person is validly designated as a nominee in accordance with the foregoing and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 8, and if the chairman should so determine, he or she shall declare to the meeting that the defective nomination shall be disregarded. In addition to the provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

         Sec. 9. Public Announcement. For purposes of this Article II, "public announcement" shall mean disclosure in a communication sent by first class mail to shareholders, in a press release reported by the Dow Jones News Service, Reuters Information Services, Inc., Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.


         ARTICLE III. DIRECTORS

         Sec. 1. Number; Classification of Board; Newly Created Directorships and Vacancies. The business of the Company shall be managed under the direction of its Board of Directors, which shall consist of not less than nine nor more than twelve Directors, provided that whenever the holders of any one or more series of Preferred Shares of the Company become entitled to elect one or more Directors to the Board of Directors in accordance with any applicable provisions of the Certificate of Incorporation, such maximum number of Directors shall be increased automatically by the number of Directors such holders are so entitled to elect. Such increase shall remain in effect until the right of such holders to elect such Director or Directors shall cease and until the Director or Directors elected by such holders shall no longer hold office. The exact number of Directors within the foregoing minimum and maximum limitations shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board.

         Except as otherwise provided in any applicable provisions of the Certificate of Incorporation relating to Preferred Shares of the Company, the Directors shall be divided into three


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classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible. The terms of office of the Directors initially classified shall be as follows: at the 1988 annual meeting of shareholders, Class I Directors shall be elected for a one-year term expiring at the 1989 annual meeting of shareholders, Class II Directors for a two-year term expiring at the 1990 annual meeting of shareholders, and Class III Directors for a three-year term expiring at the 1991 annual meeting of shareholders. At each annual meeting of shareholders after the 1988 annual meeting, Directors so classified who are elected to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each Director so classified shall hold office until the expiration of his term and until his successor has been elected and qualified.

         Except as otherwise provided in any applicable provisions of the Certificate of Incorporation relating to Preferred Shares of the Company, (a) newly created directorships resulting from an increase in the number of Directors and vacancies occurring on the Board of Directors for any reason may be filled by vote of the Directors (including a majority of Directors then in office if less than a quorum exists), and (b) if the number of Directors is changed, (i) any newly created directorships or any decrease in directorships shall be apportioned by the Board among the classes so as to make all classes as nearly equal as possible, and (ii) when the number of Directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional Directors until the next annual meeting of shareholders. Any Director elected by the Board to fill a newly created directorship or a vacancy shall hold office until the next annual meeting of shareholders and until his successor, classified in accordance with these By-Laws, has been elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

         Sec. 2. Quorum. One-third, but in any event not fewer than five (5) members of the Board of Directors, shall constitute a quorum for transacting business at all meetings. In the event of a quorum not being present, a lesser number may adjourn the meeting to a time not more than twenty (20) days later.

         Sec. 3. Place of Meetings. The Directors may hold their meetings either within or without the State of New York.

         Sec. 4. Meetings. Regular and special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President or Senior Vice President, or any member of the Executive Committee of the Board and shall be held at such time and place as the notice of the meeting shall specify. Notice of any such meeting shall be given to each Director (a) personally (either orally or in writing) not less than 12 hours in advance of such meeting, (b) by telex or similar method of communication dispatched to his usual place of business not less than 24 hours in advance of such meeting, or (c) by mail or telegram dispatched to his address on file at the Company for such purpose not less than two days in advance of such meeting. Such notice shall be given by the Secretary or, if the Secretary is not available, by the individual calling the meeting and, in the case of special meetings, shall also specify the object of the meeting. At any such meeting held without notice at which every member


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of the Board shall be present or shall waive notice in writing before or after the meeting, any business may be transacted which might have been transacted if notice of the meeting had been duly given.

         Regular meetings may also be held at such times and places as the Board may designate from time to time, and no notice shall be required for any such regular meeting when held as so designated.

         Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         Sec. 5. Removal. Any officer elected or appointed by the Board of Directors, may be removed at any time by the affirmative vote of a majority of the whole Board.

         Sec. 6. Compensation. Each Director of the Company who is neither an officer or employee of the Company or of a subsidiary of the Company nor a Chairman of a Committee of the Board of Directors of the Company shall receive an annual retainer of Thirty Six Thousand Dollars ($36,000). Each Director of the Company who is not an officer or employee of the Company or of a subsidiary of the Company and who is a Chairman of a Committee of the Board of Directors of the Company shall receive an annual retainer of Thirty Nine Thousand Dollars ($39,000). In addition, each Director of the Company who is not an officer or employee of the Company or of a subsidiary of the Company shall receive: (i) a fee of One Thousand Dollars ($1,000) per meeting for attendance at any regular or special meeting of the Board or as a member or by invitation at any regular or special meeting of any Committee of the Board and (ii) a fee of One Thousand Dollars ($1,000) for each day (prorated for part of a day) that such Director renders service to the Company in excess of that required by such Director's usual responsibilities either as a member of the Board of Directors of the Company or as a member of a Committee thereof.

         Sec. 7. Indemnification--Third Party and Derivative Actions.

                  (a) The Company shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Company, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if
(i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or proceeding or (ii)


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he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  (b) The Company shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Company, or is or was serving at the request of the Company as a Director or officer of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  (c) For the purpose of this Section 7, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

                  (d) The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such Director or officer has not met the standard of conduct set forth in this
Section 7. However, no Director or officer shall be entitled to indemnification under this Section 7 if a judgment or other final adjudication adverse to the Director or officer establishes (i) that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         Sec. 8. Payment of Indemnification; Repayment.

                  (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 7 of this Article shall be entitled to indemnification as authorized in such Section.

                  (b) Except as provided in Section 8(a), any indemnification under Section 7 of this Article, unless ordered by a court, shall be made by the Company only if authorized in the specific case:

                           (1) by the Board of Directors acting by a quorum
consisting of Directors who are not parties to the action or proceeding giving rise to the indemnity claim upon a finding that the Director or officer has met the standard of conduct set forth in Section 7 of this Article; or


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                           (2) if a quorum under the foregoing clause (1) is not
obtainable or, even if obtainable, a quorum of disinterested Directors so directs:

                                    (i) by the Board of Directors upon the
opinion in writing of independent legal counsel (i.e., a reputable lawyer or law firm not under regular retainer from the Company or any subsidiary corporation) that indemnification is proper in the circumstances because the standard of conduct set forth in Section 7 of this Article has been met by such Director or officer, or

                                    (ii) by the holders of the Common Shares of
the Company upon a finding that the Director or officer has met such standard of conduct.

                  (c) Expenses incurred by a Director or officer in defending a civil or criminal action or proceeding shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount in case he is ultimately found, in accordance with this Article, not to be entitled to indemnification or, where indemnity is granted, to the extent the expenses so paid exceed the indemnification to which he is entitled.

                  (d) Any indemnification of a Director or officer of the Company under Section 7 of this Article, or advance of expenses under Section 8(c) of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the Director or officer.

         Sec. 9. Enforcement; Defenses. The right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses under Section 8(c) of this Article where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Section 7 of this Article, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and the holders of its Common Shares), to have made a determination that indemnification of the claimant is proper in the circumstances nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel, and the holders of its Common Shares) that indemnification of the claimant is not proper in the circumstances, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

         Sec. 10. Contract; Savings Clause; Preservation of Other Rights.

                  (a) The foregoing indemnification provisions shall be deemed to be a contract between the Company and each Director and officer who serves in such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are


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in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director or officer.

                  (b) If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Director or officer of the Company against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, including an actual or threatened action by or in the right of the Company, or any appeal therein, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                  (c) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company is hereby authorized to provide further indemnification if it deems it advisable by resolution of shareholders or Directors or by agreement.

         Sec. 11. Indemnification of Persons Not Directors or Officers of the Company. The Company may, by resolution adopted by the Board of Directors of the Company, indemnify any person not a Director or officer of the Company, who is made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was an employee or other agent of the Company, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to such action or proceeding, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

         Sec. 1. The Board of Directors shall, by an affirmative vote of a majority of the whole Board, appoint from the Directors an Executive Committee not more than nine and not less than three, of which one-third (but not less than two) shall constitute a quorum. Should it be impracticable at any time, due to absence or illness of members or other cause, to obtain a quorum of the members so appointed for any desired meeting, the Secretary, or, if the Secretary is not available, the member calling the meeting, may call upon any other Director or Directors, not members of such Executive Committee but who have been designated by the Board as alternate members of the Executive Committee, to make up a quorum for that particular meeting, which other Director or Directors shall for the time being be members of said Executive Committee, and the acts and proceedings of the Committee as so constituted for such meeting shall have the same force and effect as the acts and proceedings of meetings where a quorum of the regular committee is in attendance.

         The Board of Directors may from among their number also, by a similar vote, appoint any other committees.

         The Board of Directors shall fill vacancies in the Executive Committee by election from Directors; and at all times it shall be the duty of the Board of Directors to keep the membership of the Executive Committee up to the required number.

         Any member of the Executive Committee who shall cease to be a Director shall ipso facto cease to be a member of the Committee.

         All action by the Executive Committee, or by other committees appointed by the Board of Directors, shall be reported to said Board at its meeting next succeeding such action, and, except to the extent stated in the second sentence of the first paragraph of Section 2 of this Article, shall be subject to revision, alteration, or approval by the Board of Directors.

         The Executive and other committees shall each fix its own rules of procedure and arrange its own place of meeting; but in every case (except in the case of the Executive Committee) a majority of such committee shall be necessary to constitute a quorum, and in every case (except in the case of the Executive Committee) the affirmative vote of a majority of the members of each of such committees shall be necessary for its adoption of any resolution. Any one or more members of the Executive or any other committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         Meetings of the Executive Committee shall be held whenever called by the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President or Senior Vice President or any member of that Committee, and shall be held at such time and place as the notice of the meeting shall specify. Notice of any such meeting shall be given to each member of the Committee (a) personally (either orally or in writing) not less than 12 hours in advance of such meeting, (b) by telex or similar method of communication dispatched to his usual place of business not less than 24 hours in advance of such meeting, or
(c) by mail or telegram dispatched to his address on file at the Company for such purpose not less than two days in advance of such meeting. Such notice shall be given by the Secretary or, if the Secretary is not available, by the individual calling the meeting and shall also specify the object of the meeting.

         The Executive Committee shall keep regular minutes and cause them to be recorded in a book to be kept in the principal office of the Company for that purpose.

         Sec. 2. Powers of Committees. The Executive Committee shall, whenever the Board of Directors is not in session, direct the management of the affairs of the Company in all cases in which specific directions to the contrary shall not have been given, or specific action of the Board of Directors is required by law. Notwithstanding anything to the contrary stated in the fifth paragraph of Section 1 of this Article, the rights of third persons acquired in reliance on an Executive Committee resolution prior to receiving notice of action by the Board of Directors shall not be prejudiced by action by the Board of Directors.

         Other committees appointed by the Board of Directors shall have such powers as the Board may delegate by resolution.

         Sec. 3. Compensation. The members of the Executive Committee and the members of any other committee appointed by the Board of Directors shall receive such compensation for their services as from time to time shall be fixed by the Board of Directors.


         ARTICLE V. OFFICERS AND THEIR DUTIES

         Sec. 1. Officers. The officers of the Company shall be: Chairman of the Board of Directors, President, Treasurer, Secretary, and Controller, and such Vice Chairmen, such Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), and such Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and Assistant Controllers as the Board of Directors in its discretion may elect or appoint. No officer other than the Chairman of the Board need be a member of the Board of Directors. Any number of offices may be held by the same person, except that the same person shall not be (i) Treasurer and Controller or (ii) Chairman of the Board or President and Secretary.

         Officers shall be elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders, subject to the power of the Board of Directors to fill vacancies at any time. All officers shall serve at the pleasure of the Board of Directors and may be removed as provided in
Article III, Section 5 of these By-Laws.

         Sec. 2. Chairman of the Board. The Chairman of the Board of Directors shall be the chief executive officer of the Company and shall be responsible to the Board of Directors for the administration and operations of the Company. He shall preside at all meetings of the Board of Directors and at all meetings of shareholders. By virtue of his office he shall be a member of the Executive Committee of the Board of Directors and shall preside at meetings of the Executive Committee. He shall have such other powers and perform such other duties as from time to time may be assigned to him by, and shall be responsible solely to, the Board of Directors. He may sign, with the Treasurer, all promissory notes of the Company and any guarantees of the Company in respect of borrowed money, and, with the Secretary when the corporate seal is to be affixed, all share certificates, bonds, mortgages and other contracts of the Company.

         Sec. 2-A. Vice Chairmen. Each Vice Chairman shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board. Any Vice Chairman may sign, with the Treasurer, all promissory notes of the Company and any guarantees of the Company in respect of borrowed money, and, with the Secretary when the corporate seal is to be affixed, all share certificates, bonds, mortgages, and other contracts of the Company.

         Sec. 3. President. The President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or by the Chairman of the Board. He may sign, with the Treasurer, all promissory notes of the Company and any guarantees of the Company in respect of borrowed money, and, with the Secretary when the corporate seal is to be affixed, all share certificates, bonds, mortgages, and other contracts of the Company.

         Sec. 3-A. Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman, or the President. Any Vice President may sign, with the Treasurer, all promissory notes of the Company and any guarantees of the Company in respect of borrowed money, and, with the Secretary when the corporate seal is to be affixed, all share certificates, bonds, mortgages, and other contracts of the Company.

         Sec. 4. Assistant Vice Presidents. The Board of Directors may elect or appoint one or more Assistant Vice Presidents, each of whom shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President, or any Vice President.

         Sec. 5. Secretary. The Secretary shall keep a record of all proceedings of the Board of Directors, and of all meetings of the shareholders, and of the Executive Committee and of all other committees, in books provided for that purpose, and he shall attend to giving and serving all notices of the Company. The Secretary shall keep in safe custody the seal of the Company and he shall affix such seal on all share certificates, bonds, mortgages, and other contracts of the Company executed under such seal. He shall have charge of the records of shareholders of the Company, including transfer books, and share ledgers, and such other books and papers as the Board of Directors shall direct, and in general shall perform all the duties incident to the office of Secretary.

         Sec. 6. Assistant Secretaries. The Board of Directors may appoint one or more Assistant Secretaries, who shall have power to sign, with the Chairman of the Board, any Vice Chairman, the President, or any Vice President, share certificates of the Company. In the absence of the Secretary, the Assistant Secretaries shall be vested with the powers of, and any one of them may perform the duties of, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President, or any Vice President.

         Sec. 7. Treasurer. The Treasurer shall have in his charge all the funds and securities of the Company. When necessary or proper, he, or such other officer or officers of the Company as may be so duly authorized by the Board of Directors, shall endorse on behalf of the Company for collection checks, notes or other obligations and shall deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate or as may be designated by persons authorized by the Board of Directors to make such designations. He, or such other officers or employees of the Company or any of its subsidiaries, acting individually unless otherwise provided, as may from time to time be designated by the Board of Directors or be designated in writing by any officer or officers of the Company duly authorized by the Board of Directors to make such designations, shall sign all receipts and vouchers for payments made to the Company, and shall sign all checks, drafts or bills of exchange, provided that the Board of Directors from time to time may designate other persons as authorized signatories of the Company or authorize other persons to make such designations on behalf of the Company. The Treasurer jointly with the Chairman of the Board, any Vice Chairman, the President, or any Vice President shall sign all promissory notes of the Company and any guarantees of the Company in respect of borrowed money, and shall pay out and dispose of the same under the direction of the Board; he shall keep a complete set of books, showing the financial transactions of the Company, and shall exhibit his books to any Director upon application at the office of the Company, during business hours; he shall make such reports as the Board of Directors or the Executive Committee may from time to time request; and he shall perform all acts incidental to the office of Treasurer, subject, nevertheless, to the control of the Board of Directors.

         He shall give such bonds for the faithful discharge of his duties as Treasurer as the Board of Directors may require.

         Sec. 8. Assistant Treasurers. The Board of Directors may appoint one or more Assistant Treasurers. In the absence of the Treasurer, the Assistant Treasurers shall be vested with the powers of, and any one of them may perform the duties of, the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President, or any Vice President.

         Sec. 9. Controller. The Controller shall have supervision and direction of all accounts of the Company, and shall see that the system of accounts is duly enforced and maintained.

         There shall be kept in his office a general set of books containing a complete set of all the business transactions of the Company, and he shall, as often as necessary, make an examination of the accounts of any officer, agent or employee entrusted with the handling or care of money of the Company.

         It shall be the duty of the Controller to know that all money belonging to the Company, collected from any source by any officer, agent or employee, is properly accounted for and promptly paid into the treasury, and that all accounts of the Company are properly and promptly settled.

         It shall be the duty of the Controller to know that all bonds required of officers, agents and employees for the faithful performance of their duties are given. Such bonds shall be transmitted to the Controller for safe custody and shall be released only upon a complete and satisfactory settlement of the accounts covered by them, unless otherwise ordered by the Board.

         Sec. 10. Additional Officers; Division Officers. In addition to the above officers, the Board of Directors may also appoint one or more general counsel and one or more auditors and such other officers as they may deem wise and advisable for the best interests of the Company, who shall perform such duties as from time to time may be assigned to them by the Board of Directors. If the Board of Directors establishes divisions of the Corporation, the Board may also establish such division offices and appoint such division officers as the Board deems appropriate. Such division officers shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors. The Board of Directors shall fix salaries for all officers of the Company, or may delegate, to any committee of the Board or to the Chairman of the Board, the power to fix salaries of officers of the Company in cases where the Board deems it appropriate to so delegate.

         Sec. 11. Voting upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President or any Vice President shall have full power and authority on behalf of the Company to attend, act and vote, or in the name of the Company to execute proxies appointing any person or persons to attend, act and vote on behalf of the Company, at any meeting of stockholders of any corporation in which the Company may hold stock, and at any such meeting such officer or person or persons appointed in any such proxy, as the case may be, shall possess and may exercise on behalf of the Company any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

         Sec. 12. Sales of Stock. Neither the corporation of Phelps Dodge Corporation nor any subsidiary company by it controlled, shall speculate in the stock either of Phelps Dodge Corporation or of any subsidiary company, or shall buy or sell same except in the regular course of legitimate business of such company or for the purpose of retirement and this provision shall be unalterable save by the vote of the holders of a majority of the stock of the company voting thereon at a meeting called, as provided by these By-Laws.

         ARTICLE VI. SHARE CERTIFICATES AND TRANSFERS

         Sec. 1. Certificates for Shares. The Board of Directors shall prepare, in form according to law, and approve, certificates evidencing shares of the Company.

         No certificate shall be valid unless it is signed by the Chairman of the Board, any Vice Chairman, the President or any Vice President; and also by the Secretary or an Assistant Secretary. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee.

         Sec. 2. Transfer of Shares. Shares of the Company shall be transferred only on the books of the Company by the holder thereof in person or by his or her attorney duly authorized thereto in writing, and by cancellation and surrender of certificates for a like number of shares.

         ARTICLE VII. AMENDMENTS

         These By-Laws, with the exception of Section 12 of Article V, may be amended or repealed by a vote of a majority of all the Directors at any regular or special meeting of the Board.

         ARTICLE VIII.

         The Company expressly elects not to be governed by the provisions currently designated as Article 2, Chapter 23, Title 10 of the Arizona Revised Statutes.